EXHIBIT 99.1

BLUE HILLS BANCORP, INC. COMPLETES STOCK OFFERING
Norwood, Massachusetts, July 21, 2014 – Blue Hills Bancorp, Inc. (the “Company”), a Maryland corporation and the holding company for Blue Hills Bank (the “Bank”), announced today the completion of the Company’s stock offering and the mutual-to-stock conversion of Hyde Park Bancorp, MHC (the “MHC”). Shares of Blue Hills Bancorp, Inc. common stock is excpted to begin trading on Tuesday, July 22, 2014, on the NASDAQ Global Select Market under the symbol “BHBK.”
The Company sold 27,772,500 shares of common stock, representing the adjusted maximum of the offering range, at $10.00 per share, for gross offering proceeds of $277,725,000, including the sale of 2,277,345 shares to the employee stock ownership plan. Additionally, 694,313 shares of Company common stock and $57,000 in cash have been contributed to the Blue Hills Bank Foundation in connection with the conversion and offering.
As previously announced, the stock offering was oversubscribed in the first category of the subscription offering by eligible account holders as of February 28, 2013. Accordingly, eligible account holders will have valid orders filled in accordance with the allocation procedures described in the prospectus and as set forth in the MHC’s Plan of Conversion.
If you are a first category subscriber and would like to confirm your allocation, you may contact the stock information center at (844) 265-9680 (toll free) from 10:00 a.m. until 4:00 p.m., Eastern Time, Monday through Friday.  This information is also available online at https://allocations.kbw.com/.

Keefe, Bruyette & Woods, Inc., A Stifel Company acted as selling agent in the subscription offering, and served as financial advisor to the Company and the Bank in connection with the conversion. Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to the Company and the Bank.

ABOUT BLUE HILLS BANCORP

Blue Hills Bancorp, Inc. had assets of $1.8 billion at June 30, 2014 and operates 9 branch offices in Brookline, Dedham, Hyde Park, Nantucket, Norwood and West Roxbury, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, MA. The three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial and industrial and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Previously known as Hyde Park Savings Bank, Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills Bank web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. For information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s prospectus dated May 14, 2014, as filed with the Securities and Exchange Commission on May 23, 2014.

Contact:
Blue Hills Bancorp, Inc.
William Parent, 617-360-6520
President and Chief Executive Officer
wparent@bluehillsbank.com